EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Goliath Film and Media Holdings (the "Company") on Form 10-Q for the quarter ending January 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lamont Roberts, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  March 12, 2013

 By  /s/ Lamont Roberts

   -----------------------------
    Lamont Roberts
    Chief Executive Officer
   (Principal Executive Officer)